SPECIMEN SERIES B SHARE CERTIFICATE

NUMBER	SHARES
_________B

SELWAY CAPITAL ACQUISITION CORPORATION

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SERIES B COMMON STOCK

SEE REVERSE FOR
CERTAIN DEFINITIONS

THIS CERTIFIES THAT	CUSIP ____________

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF
$0.0001 EACH OF THE SERIES B COMMON STOCK OF

SELWAY CAPITAL ACQUISITION CORPORATION

transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.  Capitalized terms not otherwise defined shall have the meanings assigned to them in the Company’s Amended and Restated Certificate of Incorporation.  Public shareholders who hold shares of Series B Common Stock will be entitled to participate in a Post-Acquisition Transaction Tender Offer by tendering their Series B Common Stock in accordance with the instructions included in the Schedule TO and related tender offer documents to be filed with the SEC. Upon consummation of a Post-Acquisition Automatic Trust Liquidation, public shareholders who hold Series B Common Stock will have their shares of Series B Common Stock automatically converted into the right to receive a pro rata portion of the Trust Account, and shall cease to have any other rights as shareholders of the Company. The Series B Common Stock will be automatically consolidated with all other classes of the Company’s Common Stock upon consummation of its Post-Acquisition Tender Offer.  Public shareholders who hold Series Series B Common Stock will have their shares of Series B Common Stock automatically converted into the right to receive a pro rata portion of the Trust Account, and shall cease to have any other rights as shareholders of the Company upon consummation of a Post-Acquisition Automatic Trust Liquidation.  The Company will be forced to liquidate if it is unable to complete an Acquisition Transaction by ________, all as more fully described in the Company’s final prospectus dated _______, 2011.  This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.  Witness the seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:

Chief Executive Officer	Secretary

SELWAY CAPITAL ACQUISITION CORPORATION
CORPORATE
SEAL 2011
DELAWARE

SELWAY CAPITAL ACQUISITION CORPORATION

The Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of share or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.  This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and Bylaws of the Company and all amendments thereto and resolutions of the Board of Directors providing for the issue of Series B Common Stock (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenants in common
TEN ENT  -  as tenants by the entireties
JT TEN  -  as joint tenants with right of survivorship
and not as tenants in common

UNIF GIFT MIN ACT -		Custodian
	(Cust)		(Minor)
under Uniform Gifts to Minors
Act
(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said share on the books of the within named Corporation will full power of substitution in the premises.

Dated

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the trust account only in the event of (i) the Company’s liquidation upon a failure to consummate an acquisition transaction (ii) if the holder seeks to convert his respective shares into cash in connection with the initial acquisition transaction which is approved by the shareholders of the Company as set forth in the Company ’s prospectus or (iii) if the holder seeks to convert his respective shares into cash in connection with a post-acquisition transaction tender offer conducted by the Company.  In no other circumstances shall the holder have any right or interest of any kind in or to the trust account.